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                             TALK VISUAL CORPORATION
--------------------------------------------------------------------------------
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
                                                  Talk Visual Corporation
                                                  3550, Biscayne Blvd.
[LOGO]                                            Miami, FL 33137
Talk VISUAL                                       Tel 305 572 0575
CORPORATION                                       Fax 305 572 0576


Dear Shareholder:

As summer approaches, we're looking forward to our upcoming Annual Meeting - the time of the year when we tell you about the Company's progress, and outline our future growth plans.

The Year 2000 - our famous "Y2K" - witnessed dramatic changes in the business and overall development of your Company. It was, in fact, a year of remarkable changes - some were good, some were bad, some were awful - throughout the world of business. During calendar year 1998 we all witnessed the birth of Videocall International, and the development of the merger agreement with Talk Visual Corporation (formerly Legacy Software, Inc.). Pursuant to the merger, we changed our focus from software development to the new and promising field of international video-calling. The subsequent successful merger of the two companies in June of 1999 did more that simply combine the two entities. It actually interposed a unique, new and strong force in the marketplace. With the brief sweep of a pen, we ensured your Company's position as a leading international provider of video-calling services as well as other select telecommunications services.

Retail operations started in earnest in the second quarter of 2000. As the months went by, the revenues grew monthly. There are clear indications that your Company's telecommunications products and service are warmly welcomed by consumers at large, with the most substantial uptake in the ethnic consumer markets. It's encouraging and exciting to confirm our projections and perceptions of three years ago concerning this market.

During the year, and as reported in the Company's filings, we purchased 11 retail locations in the Greater New York/New Jersey area. These retail locations have established a foundation for telecom airtime sales and general telecommunications operations, relationships and core market development. The locations continue to grow in both revenues and margin. In addition, the company which employed a mere 2 staff members in October of 1998, now boasts a team of 85 highly motivated employees. Capital investment, in equipment and facilities to date exceeds $10,000,000. As retail operations expand, revenues from telecommunication services and products will grow. Our plan is to add at least 100 "client" callshops during the coming months. Given our newly negotiated rates with Sprint, and the aggressive effort into the callshop market, we see the opportunity for substantial growth, and bottom-line profitability. The Company's consolidated balance sheet is currently $16 million, and shows net tangible assets just under $9 million.

The retail shopping center in Sacramento has been dramatically improved, and the amount of empty space available for rental has dropped from 36 percent to about 12% percent. Monthly revenues have increased from $65,000 to over $95,000, and the Sacramento property contributes meaningful bottom-line revenue to the Company. This is a source of great satisfaction for all of us who have worked hard to improve the Company's asset base and value.

Recently, the Company expanded its telecommunications offerings with the introduction of the Instant International Wireless Service. This is a unique product which allows cellular (wireless) telephone subscribers to call anywhere in the world at costs in-line with the best and most competitive prepaid telephone cards - with all the convenience of "one-touch dialing." The IIWS was launched in early June, and expansion of retail outlets is projected into some of the largest retailers in the United States. The Company believes that a few thousand retail outlets may be able to open this year, providing the benefits of convenient, low-cost and easy-to-use international and long-distance cellular/wireless dialing to subscribers everywhere in the country.

On the technical front, the company acquired a NACT Telecom switch and now carries telecom traffic in the millions of minutes per month. The efficiency of the telecommunications management operation has occasioned both the growth in retail traffic, and the Company's ability to sell its services to businesses in the Miami area. In addition, using frame relay and other IP technologies and products, the Company is positioned to become an important force in Voice-over-IP, and Video-over-IP. Because of the current economic and business climate, while the Company anticipates that videocalling growth will be slow, the Company anticipates a modest but continuous roll-out of Global IP and ISDN Videocalling. Talk Visual is proud to be the first company to use the Internet/Internet Protocol to commercialize visual communications to the world's consumer markets.

The 3rd and 4th quarters of 2001 should see the continuing modest growth in revenues, particularly voice-based telephone callshop revenues, and steady, perhaps substantial, expansion of the Company's international cellular/wireless service business.

As Talk Visual Corporation is listed on the Over-The-Counter Bulletin Board, it has been caught in the downdraft of the general stock market decline, along with thousands of other high technology and telecommunications companies. Our share price has fallen from a high of $4.00 to a continuing low level of $0.04 cents - well below actual book value. We believe that the continuing growth of your Company's business, revenues, and margins, coupled with the eventual and likely recovery of the equity investments markets, will bring about a meaningful recovery of the Company's share price performance.

I thank you all for your continued support, and look forward to addressing you again soon.

Yours truly,



/s/  Michael Zwebner
----------------------------
Michael Zwebner
Chairman

                             TALK VISUAL CORPORATION

                                   ----------


                    Notice of Annual Meeting of Stockholders
                            to be held July 25, 2001

                                   ----------

                                                                  Miami, Florida
                                                                  July 10, 2001

To the Holders of Common Stock
  of TALK VISUAL CORPORATION

                  The Annual Meeting of the Stockholders of TALK VISUAL CORPORATION will be held at 3550 Biscayne Blvd, Suite 704, Miami, Florida, on Wednesday, July 25, 2001 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

                  1. to elect directors of the Company for the ensuing year;

                  2. to amend the Company's Articles of Incorporation to increase the number of shares of common stock, par value $0.001 per share, authorized for issuance by the Company from 100,000,000 shares of common stock to 500,000,000 shares of common stock;

                  3. to approve the re-appointment of Mayer Rispler & Company, P.C. to serve as the Company's independent auditors for the Company's fiscal year ending December 31, 2001; and

                  4. to transact such other business as may properly come before the Meeting or any adjournment or postponements thereof as well as on matters related to the conduct of the Meeting.

                  The close of business on June 25, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                        By Order of the Board of Directors,


                                        /s/ Clinton H. Snyder
                                        ---------------------------------
                                            Secretary

                  You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                 PROXY STATEMENT



                  This Proxy Statement, which will be mailed commencing on or about July 10, 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Talk Visual Corporation (the "Company") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") to be held on July 25, 2001, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 3550 Biscayne Blvd., Suite 704, Miami, Florida 33137.

                  Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

                  At the close of business on June 25, 2000, the record date stated in the accompanying Notice, the Company had outstanding 95,588,802 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

                  Directors are elected by plurality vote and therefore, abstentions and broker non-votes (as hereinafter defined), will have no effect on the outcome of this vote. Adoption of proposal II will require the affirmative vote of a majority of the outstanding shares of common stock and adoption of proposal III will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of Proposal II, abstentions and broker non-votes will have the same effect as a vote against the matter. For the purpose of determining the vote required for approval of Proposal III, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to Proposal III, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

                  Five directors will be elected at the Annual Meeting of Stockholders to be held on July 25, 2001, each to serve until the 2002 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

                  Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name and Certain Biographical Information
-----------------------------------------

                  DAVID B. HURWITZ, age 38, has been a Director of the Company since November 6, 1998. Mr. Hurwitz is the President and Chief Executive Officer of Capsule Communications, Inc. A senior executive and business development professional, Mr. Hurwitz has proven ability to build entrepreneurial-based businesses through strategic alliances, teaming relationships, creating cohesive organizational structures, and the professional development of their human resources. Mr. Hurwitz has over 15 years experience in the telecommunications industry, encompassing business development, general management, and strategic sales and marketing initiatives. Prior to joining Commonwealth Long Distance/RCN as Vice President of Sales & Marketing, where Mr. Hurwitz led a sales force of greater than 140 representatives and was a key element in the development and management of corporate sales and marketing strategies, Mr. Hurwitz was involved in several successful entrepreneurial start-up ventures, funded by Petrocelli Industries of NYC. As Executive Vice President & Chief Operating Officer of Internet Communications Services, Inc., Mr. Hurwitz was responsible for the development and operation of a prepaid "debit" long distance calling card service and validation processing service bureau, and as General Manager of FiberNet, Mr. Hurwitz was responsible for overseeing the sale and marketing of services associated with FiberNet's Upstate, and New York Metropolitan Area Networks. Mr. Hurwitz spearheaded the development of business relationships with the country's largest long distance carriers, and was responsible for product and service development, rate structures and operating policies and procedures. Prior to developing the business plan and negotiating funding for Internet, Mr. Hurwitz participated in the due diligence and sale of FiberNet's Upstate, and Metropolitan New York Area markets to MFS. Mr. Hurwitz graduated with a BA in English and History from Hobart College in 1985. He completed the Master's level course work in Telecommunications Management in 1988 and 1989 at the State University of Albany. While affiliated with Rochester Tel. Telecommunications Group, a division of Rochester Telephone (now Frontier) from 1985 until February of 1992, Mr. Hurwitz held numerous positions including: Account Executive, Regional Sales Manager and Director of the Mid-Atlantic and Central Regions.

                  EUGENE ROSOV, age 53, has been a Director of the Company since September 1998. He has served as Director, President and Chief Executive Officer of Videocall International Corporation, a Florida corporation ("Videocall"), since June 1998. In 1967, Mr. Rosov started a national music educational and touring company, and in 1978 started the international chamber music association, Chamber Music America. Mr. Rosov served as acting Director of Marketing for the nation's largest public radio station, WNYC, from 1979 to 1980. In 1980 he was founder, president and CEO of Water Test Corporation, a national drinking water testing laboratory acquired by Household International in 1987. From 1988 to 1995 he was founder, president, CEO and Chairman of Innovative Telecom Corporation, the Nashua, New Hampshire telecommunications systems integrator and provider to five (of six) Regional Bell operating companies of prepaid telephone card technologies and customer service operations. From 1995 to 1998, Mr. Rosov acted as a consultant to various telecom companies. Mr. Rosov graduated from Harvard College in 1971 with a BA in General Studies.

                  ALEXANDER H. WALKER, JR., age 75, has been a Director of the Company since September 1998. He has served as a Director of Videocall since July 1998. Mr. Walker is Chairman of the Board of the Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered Trust Company and Transfer Agent in business since 1903. This firm serves as transfer agent for the stock of the Company. Mr. Walker maintains a private practice as an Attorney in Utah.

                  MICHAEL ZWEBNER, age 48, has been a Director of the Company since September 1998. He is the founder and has served as Chairman of Videocall since February 1998. Mr. Zwebner serves on the Board of The Entertainment Internet, Inc. Mr. Zwebner is also the president of International Catalyst, Ventures, Inc. (Canada). From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company as well as a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operated several real estate companies as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997 Mr. Zwebner founded and served as Vice-President of Cardcall International Holdings Inc. (USA) and Operating Manager of Cardcall (UK) Ltd. Mr. Zwebner coordinated corporate finance activities for Cardcall. In February of 1997, Mr. Zwebner negotiated and secured the sale/merger of the Cardcall Group to DCI Telecommunications Inc., a publicly-held entity based in Connecticut, USA, and was subsequently instrumental in the multi-million dollar sale of the UK distribution contract to SmarTalk Teleservices Inc. In addition, in February of 1998, Mr. Zwebner negotiated the creation of a multi-million dollar joint venture between Cardcaller Canada Inc. with Datawave Systems Inc. of Vancouver, Canada.

                  CLINTON HAROLD SNYDER, age 46, has been a Director of the Company since June, 2000. From 1975 to 1982 he served as auditor and business consultant with the public accounting firm of Stegman & Associates. From 1982 to 1985 he served as Finance Officer for a multi-national construction products and real estate development firm in Baltimore, Md. From 1985 to 1990 he served as Executive Officer for Finance and Administration with North American Beauty Services, Inc., a wholesale and retail distributor of beauty products. From 1990 to 1992, he served as VP of Finance for Innovative Telecom Company, Inc., a telecommunications provider. From 1992 to 1998, he served as a business consultant, financial and tax strategist for companies throughout the New England area.

                  During the fiscal year ended December 31, 2000 the Board of Directors of the Company met 6 times. The Board members, during their term in 2000, attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board of Directors on which such person served which were held during the time that such person served.

Key Employee of the Company
---------------------------

                  Pedro Sanchez - Chief Technical Officer. Mr. Sanchez holds a BS and MS from Miami International University in systems and computer engineering. His extensive background in computer telephony includes programming of call billing systems for DMS-250 and DMS-MTX systems, fax store-and-forward systems ("Econofax") on X.25 networks, and major telco systems design. Mr. Sanchez designed and implemented the first Internet service in the Dominican Republic for Codetel, a GTE telephone company and the major telecom provider on the island. As Codetel's Manager of Business Development for Data Communications, later as All America Cable & Radio's Special Projects Consultant, and lastly as Vice-President of Engineering for MTS, Mr. Sanchez obtained first-hand experience in the design, testing, deployment and management of major telecom network systems.

Committees of the Board of Directors
------------------------------------

                  The Board of Directors has appointed an Audit Committee, Compensation Committee and a Stock Option Committee, but has not appointed a standing Nominating Committee.

                  The members of the Audit Committee as appointed are Eugene Rosov, Clinton Snyder and Alexander H. Walker, Jr. During the fiscal year ended December 31, 2000, the Audit Committee did not meet but met once in 2001 to discuss the audited consolidated financial statements for the fiscal year ended December 31, 2000. The Audit Committee is responsible for reviewing financial statements, consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees.

                  The members of the Compensation Committee are Messrs. Hurwitz, Rosov and Zwebner. During the fiscal year ended December 31, 2000, the Compensation Committee met 1 time. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of all officers of the Company and issuances of equity securities of the Company to directors, officers, employees and consultants of the Company.

The members of the Stock Option Committee are Messrs. Hurwitz, Rosov and Snyder. During the fiscal year ended December 31, 2000, the Stock Option Committee met 1 time. The Stock Option Committee is responsible for administering the Company's Stock Option/Stock Issuance Plan and granting options thereunder.

Audit Committee Report
----------------------

Report of the Audit Committee

To the Board of Directors of Talk Visual Corporation:

     We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2000. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as may be modified or amended, and have discussed with the auditors their independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

Audit Committee

    Eugene Rosov
    Alexander Walker, Jr.
    Clinton H. Snyder

Compensation of Directors
-------------------------

                  The Company has no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director except for the Automatic Option Grant Program component of the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Directors who are not current employees of the Company ("non-employee directors") are eligible for the Automatic Option Grant Program component of the 1995 Plan under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

                  Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee Board member will receive a 3,333 share option grant on the date of such election or appointment, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member after the meeting will receive an additional option grant to purchase 833 shares of Common Stock whether or not such individual has been in the prior employ of the Company.

                  Each automatic grant will have a term of ten (10) years, subject to the earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The initial 3,333 share grant will vest in four equal and successive annual installments over the optionee's period of Board service. Each additional 833 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (1) certain changes in the ownership or control of the Company or (2) the death or disability of the optionee while serving as a Board member.

The following options were granted under the Discretionary Option Grant Program in effect under the 1995 Plan (as amended) to non-employee Directors:

                         Number of
                        Securities
                        Underlying      Exercise or   Expiration     Vested
Name                  Options Granted  Base Price(1)     Date         Date
---------------       ---------------   -----------   -----------  -----------

David Hurwitz              100,000        $0.1057     12/28/05      12/31/01
Alexander Walker, Jr.      100,000        $0.1057     12/28/05      12/31/01
--------
(1) The exercise price per share for these options was equal to the fair market value of our Common Stock on the date of grant.

Compensation of Executive Officers
----------------------------------

                  The following table sets forth certain summary information concerning compensation paid or accrued by the Company on behalf of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary and bonus for fiscal year 2000 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries for each of the fiscal years ended December 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE
                                                               Long-Term
                                                              Compensation
                                               Other Annual      Awards
                                       Salary  Compensation    --Securities--
Name and Principal Position(6)  Year    ($)         ($)    Underlying Options(#)
---------------------------     ----   ------  ------------  -------------------
Michael J. Zwebner (1)          2000    -0-      $120,000(2)          -0-
   Chairman of the Board        1999    -0-      $120,000(2)          -0-
   of Directors                 1998    -0-         -0-               -0-

Eugene A. Rosov (3)             2000 $150,000       -0-            1,350,000
   Chief Executive Officer,     1999 $148,961    $112,500(4)          -0-
   President                    1998 $  -0-         -0-               -0-

Clinton H. Snyder, CPA (5)      2000 $120,000       -0-               -0-
   Chief Financial Officer      1999 $120,000       -0-               -0-
   and Secretary                1998    -0-         -0-               -0-

-----------
(1)  Mr. Zwebner became Chairman on November 6, 1998.
(2) Mr. Zwebner's compensation is paid under a contract with Overseas Communications, Ltd., a non U. S. company. For 2000, $100,000 of this amount was paid by the issuance of 1,828,989 shares of common stock at $0.0547 per share on December 21, 2000 and for 1999, all of the obligation was paid by the issuance of 1,698,014 shares at $0.0766 per share on November 4, 1999.
(3)  Mr. Rosov became Chief Executive Officer on November 6, 1998.
(4)  Paid by the issuance of 50,000 shares on June 8, 1999, at a value of $2.25.
(5) Mr. Snyder became Chief Financial Officer October 6, 1998 and Secretary March 1, 1999.
(6) Pedro Sanchez joined the Company as Chief Technical Officer on June 1, 2000. His annualized base salary for 2000 was $104,000.

STOCK OPTIONS
-------------

The Company granted the following options to the Company's Named Executive Officers during fiscal year 2000:

                      Number of    Percent of
                     Securities       Total
                     Underlying      Options  Exercise or   Expiration
Name               Options Granted   Granted  Base Price(1)    Date
---------------    ---------------   -------  -----------   -----------

Eugene Rosov          2,350,000         76%      $0.4375     06/29/05
Clinton Snyder          750,000         24%      $0.4375     06/29/05

--------
(1) The exercise price on the date of grant was equal to or above the fair market value on the date of grant.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                   AND VALUE OF OPTIONS AT END OF FISCAL 2000

                  The following tables set forth certain information with respect to the Company's Named Executive Officers concerning unexercised stock options held as of December 31, 2000. The Company did not grant any stock appreciation rights during fiscal year 2000 and no such rights were outstanding as of the end of such fiscal year.

Aggregated Option Exercises:

                                Number of      Aggregate
                                 Shares          Dollar
Name                            Received         Value
-----------------------         ---------      ---------
Michael J. Zwebner                 -0-            -0-
Eugene A. Rosov                 1,000,000       $437,500
Clinton H. Snyder                 750,000       $328,125

Value of Options at end of Fiscal Year 2000:

                         NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                         SECURITIES UNDERLYING               IN-THE-MONEY
                              OPTIONS AT                      OPTIONS AT
                            FISCAL YEAR-END                FISCAL YEAR-END($)(1)
Name                  Exercisable     Unexercisable   Exercisable  Unexercisable
                      ------------    -------------   -----------  -------------
Michael J. Zwebner        -0-             -0-             -0-            -0-
Eugene A. Rosov          1,350,000        -0-             -0-            -0-
Clinton H. Snyder, CPA    -0-             -0-             -0-            -0-


Compliance with Section 16(a) of the Securities Exchange Act of 1934
------------------------------------------------------------------------

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

                  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2000,
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

                  We engage the services of the Chairman under a consulting agreement through Overseas Communications, Ltd., a foreign corporation. The annual payment is $120,000. Overseas Communications, Ltd. is 33% owned by our Chairman. We issued common stock in payment of $100,000 of this obligation in fiscal year 2000. At December 31, 2000, there was a balance due to this entity in the amount of $40,000.

                  The Company provided certain administrative, technical and operational support, loan advances, loan of equipment and sales of equipment along with facilities utilization to the foreign entities TV Telecommunications, Ltd, Videocall of Canada, Inc., Videocall Israel, Ltd. and the Belgium operations. These entities are owned and/or managed by individuals who are stockholders of the Company. At December 31, 2000, balances due from these entities totaled $329,554, after the provision for a reserve against the advances in the amount of $386,396.

                  Eugene Rosov, President, and Clinton Snyder, Chief Financial Officer of the Company exercised options to purchase 1,750,000 shares of common stock by tendering notes in the amount of $765,625. These notes accrue interest at an annual rate of 6%. These notes are included as a reduction in Stockholders' Equity, under the category of stock subscriptions receivable.

                  Through our Sacramento Results, Inc., a subsidiary of the company, we rent retail space and have made advances to an entity in which our Chairman is a stockholder and an officer and Alexander Walker, Jr., a Director, Eugene Rosov, President and Clinton Snyder, Chief Financial Officer are stockholders. At December 31, 2000, the Company had advanced $26,250 on behalf of this entity and had received $78,217 in rental income from this entity.

                  At December 31, 2000, the Company had advanced a total of $133,048 to certain officers and Directors, as follows:
Michael Zwebner - $77,532; Eugene Rosov - $35,516, Clinton Snyder - $20,000.00.

                  We advanced $503,000 to YAK Communications, (USA) Inc. in connection with a proposed transaction which was not consummated. YAK Communications (USA) Inc. is owned 17% by Charles Zwebner, brother of the Chairman of the Company and 7% by Michael Zwebner, Chairman of the Company.

                  Alexander Walker, Jr., a Director of our company, is Chairman of the Board and a shareholder of Nevada Agency and Trust Company, our transfer agent. For fiscal year 2000, we recorded $3,330 of fees to this entity.

Information Concerning Certain Stockholders
-------------------------------------------

         The following table sets forth, as of June 15, 2001, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company,
(b) each of the Company's directors, (c) the Company's officers named in the Summary Compensation Table set forth herein and (d) all directors and executive officers of the Company as a group.

                                                           Common Stock
                                                      -----------------------
                                                        Number    Percentage
                                                      of Shares    of Shares
                                                    Beneficially  Beneficially
Name and Address (1)                                 Owned(2)(3)   Owned(2)(3)
------------------------------------------          ------------  ------------

Overseas Communications, Ltd. (4)
46/11 Diskin St
Jerusalem, Israel                                     10,672,132      10.94%

Arlington Worldwide Ltd.
7 Hatton Garden
London England                                         5,331,058       5.50%

David Hurwitz (5)                                        200,000          *
Eugene Rosov  (6)                                      3,500,000       3.61%
Clinton H. Snyder                                      1,250,000       1.31%
Alexander Walker, Jr. (7)                                200,000          *
Michael J. Zwebner  (8)                                7,999,287       8.16%

All directors and executive officers as a
   Group (6 persons) (9)                              13,149,287      13.20%

--------------
* Amount represents less than 1% of the total number of shares of Common Stock outstanding as of June 25,2001.

(1) Unless otherwise indicated, the stockholder's address is the Company's principal executive offices.

(2) Percentage ownership is based on 95,588,802 shares of Common Stock outstanding as of June 25, 2001, plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of June 25, 2001. Only those shares beneficially owned by the person holding such options are included in the outstanding shares for purposes of computing the percentage beneficially owned by that person; such shares are not deemed to be outstanding for purposes of computing any other person's percentage.

(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(4) Michael J. Zwebner owns 33% of this entity, no other owner owns more than 10%. The shares listed include 2,000,000 under currently exercisable options.
(5) Includes options to purchase 100,000 shares of common stock.
(6) Includes options to purchase 1,350,000 shares of common stock.
(7) Includes options to purchase 100,000 shares of common stock.
(8) Includes options to purchase 2,488,667 shares of common stock.
(9) Includes options to purchase 4,038,667 shares of common stock.


       II. AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE
                          NUMBER OF AUTHORIZED SHARES


                  The Board of Directors has recommended that the stockholders vote to amend the Company's Articles of Incorporation to increase the total number of shares of common stock authorized for issuance by the Company from 100,000,000 shares of common stock to 500,000,000 shares of common stock. The additional authorized shares will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by stockholders (except as required by law), in responding to business needs and opportunities as they arise, and for other corporate purposes. These corporate purposes might include raising additional capital through a public offering or a private placement of common stock or through the issuance of other securities convertible into shares of common stock or issuing common stock in connection with the acquisition of businesses, technologies or other assets.

                  The voting securities of the Company consist of its common stock, which is presently traded on the OTC Bulletin Board Market. As of June 15, 2001 the Company had 95,588,802 shares of common stock issued and outstanding and 100,000,000 shares of common stock authorized. In addition to its issued and outstanding common stock, the Company is obligated, in the aggregate, to issue 19,445,847 shares of common stock upon exercise of outstanding options and warrants. Accordingly, there are no shares available for issuance.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOR ISSUANCE FROM 100,000,000 SHARES OF COMMON STOCK TO 500,000,000 SHARES OF COMMON STOCK. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES OF COMMON STOCK REPRESENTED THEREBY IN FAVOR OF THIS AMENDMENT UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.

Description of Capital Stock
----------------------------

                  Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of Directors of the Company may elect all of the Directors standing for election. Holders of common stock will be entitled to receive ratably any dividends if, as and when declared by the Board of Directors and upon dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs and to receive the remaining property and assets of the Company legally available for distribution to holders of common stock. Holders of common stock have no cumulative voting rights nor any pre-emptive, subscription, redemption or conversion rights. All outstanding shares of common stock are validly issued, fully paid and non-assessable.


                    III. APPOINTMENT OF INDEPENDENT AUDITORS

                  The Company's independent auditors for the fiscal year ended December 31, 2000, were Mayer Rispler & Company, P.C., Brooklyn, New York. The Board of Directors of the Company has recommended that Mayer Rispler & Company, P.C. be reappointed to serve as independent auditors for the Company for the fiscal year ending December 31, 2001. The Board of Directors considers Mayer Rispler & Company, P.C. to be eminently qualified. Mayer Rispler & Company, P.C. have served as the Company's auditors since December 31, 1998.

                  Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF MAYER RISPLER & COMPANY, P.C. TO EXAMINE THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2001. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES OF COMMON STOCK REPRESENTED THEREBY IN FAVOR OF SUCH RATIFICATION UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.

                  A representative of Mayer Rispler & Company, P.C. will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Audit Fees
----------

                  The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (a) the audit of the Company's annual financial statements set forth in the Company's Form 10-KSB for the year ended December 31, 2000, and (b) the review of the Company's quarterly financial statements set forth in the Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $50,000.

                                IV. OTHER MATTERS

                  The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

                  If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors, FOR the amendment to the Company's Articles of Incorporation to increase the authorized shares of common stock and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

                  All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

                  It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

                  Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company by March 14, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by May 26, 2002 of an intent to be present at the Company's 2002 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-KSB
----------------------------

                  A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and financial statement schedules for the fiscal year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, is being included with the mailing of this Proxy Statement.

Directors' Approval

The contents of this proxy statement have been approved and its mailing has been authorized by the Directors of the Company.


                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Clinton H. Snyder, Secretary
Miami, Florida
July 10, 2001

                             TALK VISUAL CORPORATION
            PROXY -- Annual Meeting of Stockholders -- July 25, 2001

         The undersigned, a stockholder of TALK VISUAL CORPORATION, does hereby appoint MICHAEL J. ZWEBNER, EUGENE A. ROSOV and CLINTON H. SNYDER, or any of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, July 25, 2001, at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.  Election of Directors, FOR all  |_|       WITHHOLD AUTHORITY |_|
    nominees listed below                  to vote for all nominees listed below
    (except as marked to the contrary below)

                       David B. Hurwitz, Eugene A. Rosov,
       Clinton H. Snyder, Alexander H. Walker, Jr. and Michael J. Zwebner

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2. Proposal for amendment to the Articles of Incorporation to increase the authorized shares from 100,000,000 to 500,000,000.

     FOR |_|    AGAINST |_|    ABSTAIN |_|


3. Ratification of appointment of Mayer Rispler & Company, P.C. as independent auditors for the fiscal year ending December 31, 2001.

     FOR |_|    AGAINST |_|    ABSTAIN |_|




              The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.




                            Dated:________________________________________, 2001



                            ______________________________________________(L.S.)



                            ______________________________________________(L.S.)
                                     Stockholder(s) Sign Here

                                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                                     PROXY CARD PROMPTLY. YOU MAY FAX IT TO
                                     305-572-0586.